EXHIBIT 99.1

                        GLOBAL PARI-MUTUEL SERVICES, INC.

                         Written Consent of Shareholders
                         Approving an Exchange of Stock

                                February 6, 2006

     Pursuant to the corporate bylaws of Global Pari-Mutuel Services, Inc., the undersigned, being all of the shareholders (the "Shareholders") of Global Pari-Mutuel Services, Inc., a Nevada corporation (the "Company"), do hereby take the following actions without a meeting, by consent of said Shareholders as set forth in the following resolution, as if taken by unanimous vote of the Shareholders at a Special Meeting of the Shareholders at which all Shareholders were present:


     WHEREAS, the Shareholders of the Company are also the shareholders of Royal Turf Club, Inc., a Nevada corporation ("RTC"), and,

     WHEREAS, as such, the Shareholders are knowledgeable about the business affairs of the Company and RTC, and,

     WHEREAS, the Shareholders have determined that it is in the best interest of the Company to exchange certain shares of stock of the Company for certain shares of stock of RTC pursuant to the terms and conditions as provided in the Stock Exchange Agreement, and attached hereto as Exhibit A,


     NOW THEREFORE,

     BE IT RESOLVED that the Stock Exchange Agreement attached hereto as Exhibit A (the "Agreement"), whereby RTC agrees to transfer to the Company four million shares of Common Stock, which represents one hundred percent (100%) of the outstanding shares of RTC, and the Company agrees to transfer to RTC six million shares of Common Stock of the Company, be, and hereby is, approved by the Shareholders by written consent;

     FURTHER RESOLVED, that the officers of the Company be, and hereby are, authorized and directed to execute and deliver all such documents as any of them deems necessary, appropriate or desirable in order to carry out the terms and conditions of said Agreement;

     FURTHER RESOLVED, that the officers of the Company be, and hereby are, authorized to take such actions as any of them may deem necessary, appropriate or desirable, in order to carry out the terms and conditions of said Agreement, including payment of expenses as provided in Section 2.2
     (c) of said Agreement;

     FURTHER RESOLVED, that the officers of the Company be, and hereby are, authorized and directed to execute and file any and all documents related to this transaction with state and federal agencies, if so required by law, and,


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     FURTHER RESOLVED that this Unanimous Consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Unanimous Consent.

     Each of the Shareholders, by his or her signature below, hereby:

     1. Waives any and all notice of the time, place or purpose of a Special Meeting of Shareholders called for the purpose of voting on the foregoing resolution;

     2.   Consents to the transaction of the business set forth herein;

     3.   Affirms that he or she has read the foregoing Resolution; and

     4. Approves, adopts and ratifies the Resolution and all acts taken or authorized therein.



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     IN WITNESS WHEREOF, each of the undersigned has executed this Unanimous
Consent of the Shareholders to be effective as of the date first set forth above.


SHAREHOLDERS:


/s/ William Isetta
-------------------------------
William G. Isetta


/s/ James A. Egide
-------------------------------
James A. Egide


/s/ Patricia Dublin
-------------------------------
Heritage Limited


/s/ Kim M. Repucci
-------------------------------
The Ann Marie Egide Jaudice Foundation


/s/ May Ann Egide
-------------------------------
Mary Ann Egide



------------------------------
C.R. Fedrick


/s/ James Ough
-------------------------------
James Ough


/s/ Barry Thiriot
-------------------------------
Barry Thiriot


/s/ James A. Egide
-------------------------------
Sterling Ventures, Inc.


/s/ Andrew Broughton
-------------------------------
Andrew Broughton


/s/ Alan Egide
-------------------------------
Alan Egide